UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

August 3, 2010

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street

Santa Clara, California 95051

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e) On August 3, 2010 Extreme Networks, Inc. ( the “Company”) issued a press release announcing that effective August 23, 2010, Oscar Rodriguez has been appointed as President and Chief Executive Officer of the Company. Bob L. Corey, Chief Financial Officer and acting President & Chief Executive Officer, will continue in his role as Chief Financial Officer.

From April 2007 to August 2010, Mr. Rodriguez served as a director as well as the Chief Executive Officer and President of Movius Interactive Corporation, a privately held leader in messaging, collaboration and mobile media solutions for service providers worldwide. Prior to joining Movius, beginning in April 2006, Mr. Rodriguez served as the Chief Marketing Officer of Alcatel-Lucent’s Enterprise Business Group. From August 2003 until April 2006, Mr. Rodriguez served as Chief Executive Officer, President and a director of Riverstone Networks, Inc., a provider of carrier ethernet infrastructure solutions for business and residential communications services, until it was acquired by Lucent Technologies in April 2006. From October 2000 to August 2003, Mr. Rodriguez held various positions at Nortel Networks Corporation, a telecommunications systems company, including as Divisional President, Enterprise Solutions Business; Divisional President, Intelligent Internet Business; and Vice President Portfolio & Operations, Local Internet Business. Mr. Rodriguez is a member of the board of directors of EXAR Corporation (NASDAQ: EXAR), a semiconductor company based in Silicon Valley, and also sits on the Dean’s Board of Advisors for the College of Engineering at the University of Central Florida. Mr. Rodriguez holds a B.S. in computer engineering from the University of Central Florida and an MBA from the Kenan-Flagler Business School at the University of North Carolina, Chapel Hill.

Mr. Rodriguez will receive an annual salary of $550,000, less applicable taxes and withholdings, and be eligible to participate the Company’s standard employee benefits plans. Subject to the approval of the Company’s Board of Directors, Mr. Rodriguez will be granted a one-time option to acquire 900,000 shares (the “Option Grant”) of the Company’s Common Stock with an exercise price equal to the closing price of the Company’s Common Stock on the date determined by the Board of Directors. One-fourth of the shares subject to the Option Grant will vest on the first anniversary of Mr. Rodriguez’s employment, provided that he is still employed by the Company at that time. The remaining shares will vest monthly over the following three years at a rate of 1/48th of the entire option each month, so long as his employment with the Company continues. Mr. Rodriguez will also receive a grant of 100,000 shares of restricted stock that will vest in three annual installments, subject to his continued employment by the Company. To compensate Mr. Rodriguez for the loss of a performance based bonus with his current company, he will also receive an award of 50,000 shares of restricted stock which will vest on the first anniversary of his employment with the Company, provided that he is still employed by the Company at that time. Mr. Rodriguez will be eligible to participate in the Company’s Fiscal 2011 Executive Incentive Plan (“EIP”) with an annual target of 100% of his annual base salary. This annual target amount will be pro-rated based on Mr. Rodriguez’s start date. The pro-rata EIP target bonus will be paid if Mr. Rodriguez and the Company meet established performance objectives tied to revenue, operating profit performance and attainment of key strategic goals as established by the Compensation Committee of the Company’s Board of Directors. Mr. Rodriguez will be eligible for a total payout under the EIP of a pro rata portion of up to 150% of his base salary if the Company exceeds the EIP goals by amounts specified under the EIP. In addition, the Company has agreed to enter into an Executive Change in Control Severance Agreement with Mr. Rodriguez in the form standard for the Company’s executive officers, except as otherwise set forth in Mr. Rodriguez’s offer letter of employment, under which Mr. Rodriguez would be entitled to receive a lump sum payment equal to (i) 18 months of his base salary, less applicable withholding taxes, in certain circumstances involving a change of control in the Company or (ii) 12 months of his base salary, less applicable withholding taxes, in certain circumstance involving the Company’s termination of Mr. Rodriguez employment without cause. Mr. Rodriguez will also be entitled to a one time, lump-sum cash payment of $50,000 to relocate his household from Florida to California, such amount to be grossed up for tax purposes.

The offer letter also provides that Mr. Rodriguez is to be appointed to our Board of Directors following the effective date of his appointment as President and Chief Executive Officer.

Copies of the press release concerning the events described above and Mr. Rodriguez’s offer letter of employment are attached as Exhibits 99.1 and 10.1, respectively, to this Current Report on Form 8-K. The description of the terms of the offer letter is qualified in its entirety by the full text of the offer letter filed herewith as Exhibit 10.1.

Item 8.01	Other Events

The disclosure contained under Item 5.02 hereof is incorporated by reference into Item 8.01 of this Current Report as it may be deemed to include solicitation materials under Rule 14A of the Securities Exchange Act of 1934, as amended.

Important Information/ Solicitation Participants Legend

Extreme Networks, Inc. will file a proxy statement in connection with its 2010 annual meeting of stockholders and advises its stockholders to read that proxy statement when it becomes available because it will contain important information. Stockholders will be able to obtain a free copy of that proxy statement and other documents (when available) that Extreme files with the Securities and Exchange Commission at the Commission's website at www.sec.gov. That proxy statement and these other documents will also be available free of charge by directing a request to Extreme Networks, Inc., Attn: Investor Relations, 3585 Monroe Street, Santa Clara, California 95051, or from Extreme at www.extremenetworks.com.

Extreme, its directors and named executive officers may be deemed to be participants in the solicitation of proxies from the Extreme stockholders in connection with the 2010 annual meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in Extreme's proxy statement filed on November 12, 2009 for the 2009 annual meeting of stockholders. To the extent that holdings of Extreme securities on the part of those individuals have changed since the date of that proxy statement, those changes have been reflected on Statements of Changes in Ownership on Forms 3 or 4 filed with the Securities and Exchange Commission. More current information regarding the interests of the directors and named executive officers of Extreme will be contained in the proxy statement referred to in the preceding paragraph.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Offer of Employment Letter, dated July 29, 2010, from Extreme Networks, Inc. to Oscar Rodriguez.

99.1	Press release, dated August 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2010

EXTREME NETWORKS, INC.

By:	/S/ BOB L. COREY
Bob L. Corey
Acting President and Chief Executive Officer, Senior Vice President and Chief Financial Officer

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